EXHIBIT 2.4.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

Reference is hereby made to the Securities Purchase Agreement, dated as of October 10, 2018 (the “Purchase Agreement”), by and among DSW Shoe Warehouse, Inc., a Missouri corporation (“HoldCo”); ABG-Camuto, LLC, a Delaware limited liability company (“Buyer IPCo” and, together with HoldCo, “Buyers”); Camuto Group LLC, a Delaware limited liability company; Camuto Consulting Inc., a Connecticut corporation; the Camuto Owners (as defined in the Purchase Agreement); Clear Thinking Group LLC, in the person of Stuart H. Kessler, solely in its capacity as Sellers’ Representative; and, solely with respect to the sections specified therein, each of DSW Inc., an Ohio corporation, and Authentic Brands Group LLC, a Delaware limited liability company. Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Purchase Agreement.

Pursuant to Section 10.3 of the Purchase Agreement, the Parties agree to amend the Purchase Agreement (this “Amendment No. 1”) as follows:

1.The following text in Section 1.2(b)(1) of the Purchase Agreement:

“(1) with respect to the adjustments set forth in clauses (i), (ii), (iv) and (vi), 5.07% of such adjustments shall be attributable to the Base CG OpCo Purchase Price and 94.93% of such adjustments shall be attributable to the Base CCI OpCo Purchase Price;”

shall be replaced in its entirety with the following text:

“(1) with respect to the adjustments set forth in clauses (i), (ii), (iv) and (vi), 94.93% of such adjustments shall be attributable to the Base CG OpCo Purchase Price and 5.07% of such adjustments shall be attributable to the Base CCI OpCo Purchase Price;”

2.Section 1.2(c)(iii) of the Purchase Agreement is replaced in its entirety with the following text:

“(iii)    HoldCo and Buyer IPCo, as applicable, shall pay, in accordance with the payoff instructions set forth in the Payoff Letters, the Payoff Amounts set forth in the Payoff Letters delivered by Sellers in accordance with Section 5.8;”

The Parties agree that the foregoing amendments reflect the original intent of the Parties in entering into the Purchase Agreement on October 10, 2018.

3.The following text will be added to Section 8.2(f) of the Sellers’ Disclosure Schedule:

“9. Any amounts paid by HoldCo, following consultation with Sellers, to BCL-ED Newco LLC ("BCL-ED"), in respect of periods prior to the Closing, in connection with non-payment by Bernard Chaus, Inc., or any of its Affiliates (together “Chaus”), of any profits or commissions that BCL-ED may demand to be paid by Chaus in respect of Chaus sales of ready-to-wear goods in connection with Sellers’ business arrangements with QVC, Inc. or any of its Affiliates and Subsidiaries.”

4.The following sentence shall be added to the end of Section 5.11(b) of the Purchase Agreement:

“Any net Intercompany Liabilities of the Acquired Companies that are not eliminated or otherwise cease to be Intercompany Liabilities pursuant to the foregoing provisions of this Section 5.11(b) shall be deemed to be forgiven and cancelled as of the Closing Date (even if discovered after the Closing Date); provided that, following the Closing, unless otherwise consented to by Holdco, (a) with respect to any such Intercompany Liability payable to any Acquired Company that is not wholly owned, directly or indirectly, by Sellers as of immediately prior to the Closing, Sellers shall cause such Intercompany Liability to be paid in full promptly following discovery thereof, and (b) with respect to any Intercompany Liability payable by any Acquired Company that is not wholly owned, directly or indirectly by Sellers as of immediately prior to the Closing, Sellers shall cause the right to receive payment in respect of such Intercompany Liability to be assigned (without any further consideration) to CG OpCo or CCI OpCo (or an Acquired Company that is a wholly owned Subsidiary thereof) promptly following discovery thereof, in each case, such that following the consummation of such step, the applicable Intercompany Liability ceases to be an Intercompany Liability.”

5.Section 1.6(c) of the Purchase Agreement shall be deleted in its entirety.

6.Except for the amendment expressly set forth in this Amendment No. 1, the Parties agree that the Purchase Agreement shall remain unchanged and in full force and effect.

7.With the exception of Section 10.8, Sections 10.1 through 10.11 of the Purchase Agreement are incorporated herein mutatis mutandis.

[Signature Pages Follow]IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment (or caused this Amendment to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.
DSW SHOE WAREHOUSE, INC.

By:  ___________________________________
Name:
Title:

ABG-CAMUTO, LLC

By:  ___________________________________
Name:
Title:

CAMUTO GROUP, LLC

By:  ___________________________________
Name:
Title:

CAMUTO CONSULTING ING.

By:  ___________________________________
Name:
Title: